AMENDED AND RESTATED INVESTMENT
ADVISORY AGREEMENT
       AMENDED AND RESTATED
INVESTMENT ADVISORY AGREEMENT made
this 30th day of June, 2009 by and between Morgan
Stanley Institutional Fund, Inc., a Maryland
corporation (the "Fund"), and Morgan Stanley
Investment Management Inc. (formerly, Morgan
Stanley Asset Management Inc.), a Delaware
corporation (the "Adviser").
       RECITALS
       WHEREAS, the Fund entered into an
Investment Advisory Agreement to provide
investment advisory services with the Adviser,
effective as of May 1, 1997, as amended (the
"Current Investment Advisory Agreement"); and
       WHEREAS, as of November 1, 2004, the
Current Investment Advisory Agreement was
amended and restated (the "Amended Investment
Advisory Agreement") to reduce the fee payable
with respect to certain series of the Fund; and
       WHEREAS, this Agreement amends and
restates, in its entirety, the Amended Investment
Advisory Agreement to incorporate amendments
thereto and to make other ministerial changes
designed to facilitate the administration of this
Agreement.
       AGREEMENTS
       Now, Therefore, the Fund and the Adviser
agree as follows:
       1.	Duties of Adviser.  The Fund
hereby appoints the Adviser to act as investment
adviser to the series of the Fund set forth on
Schedule A hereto, as such Schedule A may be
amended from time to time (each a "Portfolio" and,
collectively, the "Portfolios"), for the period and on
such terms as set forth in this Agreement.  The Fund
employs the Adviser to manage the investment and
reinvestment of the assets of the Fund's Portfolios,
to continuously review, supervise and administer the
investment program of each of the Portfolios, to
determine in its discretion the securities to be
purchased or sold and the portion of each such
Portfolio's assets to be held uninvested, to provide
the Fund with records concerning the Adviser's
activities which the Fund is required to maintain,
and to render regular reports to the Fund's officers
and Board of Directors concerning the Adviser's
discharge of the foregoing responsibilities.  The
Adviser shall discharge the foregoing
responsibilities subject to the control of the officers
and the Board of Directors of the Fund, and in
compliance with the objectives, policies and
limitations set forth in the Fund's prospectus and
applicable laws and regulations.  The Adviser
accepts such employment and agrees to render the
services and to provide, at its own expense, the
office space, furnishings and equipment and the
personnel required by it to perform the services on
the terms and for the compensation provided herein.
       2.	Portfolio Transactions.  The
Adviser is authorized to select the brokers or dealers
that will execute the purchases and sales of securities
for each of the Fund's Portfolios and is directed to
use its best efforts to obtain the best available price
and most favorable execution, except as prescribed
herein.  Unless and until otherwise directed by the
Board of Directors of the Fund, the Adviser may
also be authorized to effect individual securities
transactions at commission rates in excess of the
minimum commission rates available, if the Adviser
determines in good faith that such amount of
commission is reasonable in relation to the value of
the brokerage or research services provided by such
broker or dealer, viewed in terms of either that
particular transaction or the Adviser's overall
responsibilities with respect to the Fund.  The
execution of such transactions shall not be deemed
to represent an unlawful act or breach of any duty
created by this Agreement or otherwise.  The
Adviser will promptly communicate to the officers
and Directors of the Fund such information relating
to portfolio transactions as they may reasonably
request.
       3.	Compensation of the Adviser.  For
the services to be rendered by the Adviser as
provided in Section 1 of this Agreement, the Fund
shall pay to the Adviser at the end of each of the
Fund's fiscal quarters, an advisory fee calculated by
applying a quarterly rate, based on the annual
percentage rates set forth on Schedule A to this
Agreement attached hereto, to the average daily net
assets of each of the Portfolios for the quarter.
       In the event of termination of this
Agreement, the fee set forth in Schedule A to this
Agreement shall be computed on the basis of the
period ending on the last business day on which this
Agreement is in effect subject to a pro rata
adjustment based on the number of days elapsed in
the current fiscal quarter as a percentage of the total
number of days in such quarter.
       4.	Other Services.  At the request of
the Fund, the Adviser in its discretion may make
available to the Fund office facilities, equipment,
personnel and other services.  Such office facilities,
equipment, personnel and services shall be provided
for or rendered by the Adviser and billed to the Fund
at the Adviser's cost.
       5.	Reports.  The Fund and the Adviser
agree to furnish to each other current prospectuses,
proxy statements, reports to shareholders, certified
copies of their financial statements, and such other
information with regard to their affairs as each may
reasonably request.
       6.	Status of Adviser.  The services of
the Adviser to the Fund are not to be deemed
exclusive, and the Adviser shall be free to render
similar services to others.
       7.	Liability of Adviser.  In the
absence of (i) willful misfeasance, bad faith or gross
negligence on the part of the Adviser in performance
of its obligations and duties hereunder, (ii) reckless
disregard by the Adviser of its obligations and duties
hereunder, or (iii) a loss resulting from a breach of
fiduciary duty with respect to the receipt of
compensation for services (in which case any award
of damages shall be limited to the period and the
amount set forth in Section 36(b)(3) of the
Investment Company Act of 1940 ("1940 Act"), the
Adviser shall not be subject to any liability
whatsoever to the Fund, or to any shareholder of the
Fund, for any error or judgment, mistake of law or
any other act or omission in the course of, or
connected with, rendering services hereunder
including, without limitation, for any losses that may
be sustained in connection with the purchase,
holding, redemption or sale of any security on behalf
of any Portfolio of the Fund.
       8.	Permissible Interests.  Subject to
and in accordance with the Articles of Incorporation
of the Fund and the Certificate of Incorporation of
the Adviser, Directors, officers, agents and
shareholders of the Fund are or may be interested in
the Adviser (or any successor thereof) as Directors,
officers, agents, shareholders or otherwise;
Directors, officers, agents and shareholders of the
Adviser are or may be interested in the Fund as
Directors, officers, shareholders or otherwise; and
the Adviser (or any successor) is or may be
interested in the Fund as a shareholder or otherwise;
and that the effect of any such interrelationships
shall be governed by said Articles of Incorporation,
Certificate of Incorporation and the provisions of the
1940 Act.
       9.	Duration and Termination.  This
Agreement, unless sooner terminated as provided
herein, shall continue in effect with respect to each
Portfolio for a period of up to one year from the
effective date hereof (except with respect to any
Portfolio added to Schedule A of this Agreement
after the date hereof, for an initial period of two
years from the date that such Portfolio is added) and
thereafter provided such continuance is specifically
approved at least annually (a) by the vote of a
majority of those members of the Board of Directors
of the Fund who are not parties to this Agreement or
interested persons of any such party, cast in person
at a meeting called for the purpose of voting on such
approval, and (b) by the Board of Directors of the
Fund or by vote of a majority of the outstanding
voting securities of each Portfolio of the Fund;
provided however, that if the holders of any
Portfolio fail to approve the Agreement as provided
herein, the Adviser may continue to serve in such
capacity in the manner and to the extent permitted
by the 1940 Act and Rules thereunder.  This
Agreement may be terminated by any Portfolio of
the Fund at any time, without the payment of any
penalty, by vote of a majority of the entire Board of
Directors of the Fund or by vote of a majority of the
outstanding voting securities of the Portfolio on 60
days' written notice to the Adviser.  This Agreement
may be terminated by the Adviser at any time,
without the payment of any penalty, upon 90 days'
written notice to the Fund.  This agreement will
automatically and immediately terminate in the
event of its assignment, provided that an assignment
to a corporate successor to all or substantially all of
the Adviser's business or to a wholly-owned
subsidiary of such corporate successor which does
not result in a change of actual control of the
Adviser's business shall not be deemed to be an
assignment for the purposes of this Agreement.  Any
notice under this Agreement shall be given in
writing, addressed and delivered or mailed postpaid,
to the other party at any office of such party and
shall be deemed given when received by the
addressee.
       As used in this Section 9, the terms
"assignment," "interested persons," and "a vote of a
majority of the outstanding voting securities" shall
have the respective meanings set forth in
Section 2(a)(4), Section 2(a)(19) and
Section 2(a)(42) of the 1940 Act.
       10.	Amendment of Agreement.  This
Agreement may be amended by mutual consent, but
the consent of the Fund must be approved (a) by
vote of a majority of those members of the Board of
Directors of the Fund who are not parties to this
Agreement or interested persons of any such party,
cast in person at a meeting called for the purpose of
voting on such amendment, and (b) by vote of a
majority of the outstanding voting securities of each
Portfolio of the Fund.
       11.	Use of Name.  The Fund agrees that
if this Agreement is terminated and the Adviser shall
no longer be the adviser to the Fund, the Fund will,
within a reasonable period of time, change its name
to delete reference to "Morgan Stanley."
       12.	Severability.  If any provisions of
this Agreement shall be held or made invalid by a
court decision, statute, rule or otherwise, the
remainder of this Agreement shall not be affected
thereby.
       13.	Applicable Law.  This Agreement
shall be construed in accordance with the laws of the
State of New York, provided, however, that nothing
herein shall be construed as being inconsistent with
the 1940 Act.
       14.	Counterparts.  This Agreement
may be executed in one or more counterparts, each of which shall be deemed to be an original.


	IN WITNESS WHEREOF, the parties
hereto have caused this Agreement to be executed by
their officers thereunto duly authorized as of the day
and year first written above.
MORGAN STANLEY INVESTMENT
MANAGEMENT INC.
By:	/s/ Randy Takian
Name:	Randy Takian
Title:	President
MORGAN STANLEY
INSTITUTIONAL FUND, INC.
By:	/s Randy Takian
Name:	Randy Takian
Title:	President and Principal
Executive Officer



SCHEDULE A
As of September 17, 2015
PORTFOLIO
EFFECTIVE DATE OF
AGREEMENT AND ANY
AMENDMENTS ENTERED
INTO PRIOR TO JUNE 30, 2009
CONTRACTUAL RATE OF ADVISORY
FEES
Active International Allocation
Portfolio
Effective Date: 05/01/97
Amendments: 11/01/04,
06/01/05
0.65% of the portion of the daily net
assets not exceeding $1 billion; 0.60%
of the portion of the daily net assets
exceeding $1 billion.
Advantage Portfolio



Asia Opportunity Portfolio
Effective Date: 12/10/09



Effective Date: 09/17/15
0.65% of the portion of the daily net
assets not exceeding $750 million;
0.60% of the portion of the daily net
assets exceeding $750 million but not
exceeding $1.5 billion; and 0.55% of
the portion of the daily net assets
exceeding $1.5 billion.
0.80% of the portion of the daily net
assets not exceeding $750 million;
0.75% of the portion of the daily net
assets exceeding $750 million but not
exceeding $1.5 billion; and 0.70% of
the portion of the daily net assets
exceeding $1.5 billion.
Asian Equity Portfolio
Effective Date: 12/08/10
0.95% of the portion of the daily net
assets not exceeding $1 billion; and
0.90% of the portion of the daily net
assets exceeding $1 billion.
Emerging Markets Fixed Income
Opportunities Portfolio
Effective Date: 03/01/12
0.75% of the portion of the daily net
assets not exceeding $500 million;
0.70% of the portion of the daily net
assets exceeding $500 million but not
exceeding $1 billion; and 0.65% of
the portion of the daily net assets
exceeding $1 billion.

Emerging Markets Leaders
Portfolio

Effective Date: 09/17/14



0.90% of the portion of the daily net
assets not exceeding $1 billion; and
0.85% of the portion of the daily net
assets exceeding $1 billion.

Emerging Markets Portfolio
Effective Date: 05/01/97
Amendments: 11/01/04,
06/01/05
0.95% of the portion of the daily net
assets not exceeding $500 million;
0.85% of the portion of the daily net
assets exceeding $500 million but not
exceeding $1 billion; 0.80% of the
portion of the daily net assets
exceeding $1 billion but not
exceeding $2.5 billion; and 0.75% of
the daily net assets exceeding $2.5
billion.
Emerging Markets Small Cap
Portfolio

Effective Date: 09/17/15
1.25% of daily net assets.

Frontier Emerging Markets
Portfolio
Effective Date: 04/25/12
1.25% of daily net assets.
Global Advantage Portfolio
Effective Date: 12/08/10
0.80% of the portion of the daily net
assets not exceeding $1 billion; and
0.75% of the portion of the daily net
assets exceeding $1 billion.
Global Discovery Portfolio
Effective Date: 12/08/10
0.90% of the portion of the daily net
assets not exceeding $1 billion; and
0.85% of the portion of the daily net
assets exceeding $1 billion.
Global Franchise Portfolio
Effective Date: 05/01/97
Amendments: 11/01/04,
06/01/05
0.80% of the portion of the daily net
assets not exceeding $500 million;
0.75% of the portion of the daily net
assets exceeding $500 million but not
exceeding $1 billion; 0.70% of the
portion of the daily net assets
exceeding $1 billion.
Global Infrastructure Portfolio
Effective Date: 06/18/10
0.85% of daily net assets.
Global Insight Portfolio
Effective Date: 09/28/11
1.00% of the portion of the daily net
assets not exceeding $1 billion; and
0.95% of the portion of the daily net
assets exceeding $1 billion.
Global Opportunity Portfolio
Effective Date: 12/10/09
0.80% of the portion of the daily net
assets not exceeding $750 million;
0.75% of the portion of the daily net
assets exceeding $750 million but not
exceeding $1.5 billion; and 0.70% of
the portion of the daily net assets
exceeding $1.5 billion.
Global Quality Portfolio
Effective Date: 05/30/13
0.80% of the portion of the daily net
assets not exceeding $500 million;
0.75% of the portion of the daily net
assets exceeding $500 million but not
exceeding $1 billion; and 0.70% of
the portion of the daily net assets
exceeding $1 billion.
Global Real Estate Portfolio
Effective Date: 04/25/06
0.85% of the portion of the daily net
assets not exceeding $2.5 billion; and
0.80% of the portion of the daily net
assets exceeding $2.5 billion.
Growth Portfolio
Effective Date: 05/01/97
Amendments: 11/01/04,
06/01/05
0.50% of the portion of the daily net
assets not exceeding $1 billion; 0.45%
of the portion of the daily net assets
exceeding $1 billion but not
exceeding $2 billion; 0.40% of the
portion of the daily net assets
exceeding $2 billion but not
exceeding $3 billion; 0.35% of the
portion of the daily net assets
exceeding $3 billion.
Insight Portfolio
Effective Date: 09/28/11
0.80% of the portion of the daily net
assets not exceeding $750 million;
0.75% of the portion of the daily net
assets exceeding $750 million but not
exceeding $1.5 billion; and 0.70% of
the portion of the daily net assets
exceeding $1.5 billion.
International Advantage Portfolio
Effective Date: 12/08/10
0.80% of the portion of the daily net
assets not exceeding $1 billion; and
0.75% of the portion of the daily net
assets exceeding $1 billion.
International Equity Portfolio
Effective Date: 05/01/97
Amendments: 11/01/04,
06/01/05
0.80% of the portion of the daily net
assets not exceeding $10 billion;
0.75% of the portion of the daily net
assets exceeding $10 billion.
International Opportunity Portfolio
Effective Date: 12/10/09
0.80% of the portion of the daily net
assets not exceeding $1 billion; 0.75%
of the portion of the daily net assets
exceeding $1 billion.
International Real Estate Portfolio
Effective Date: 05/01/97
Amendments: 11/01/04,
06/01/05
0.80% of daily net assets.
Multi-Asset Portfolio
Effective Date: 03/01/12
0.85% of the portion of the daily net
assets not exceeding $750 million;
0.80% of the portion of the daily net
assets exceeding $750 million but not
exceeding $1.5 billion; and 0.75% of
the portion of the daily net assets
exceeding $1.5 billion.
Opportunity Portfolio
Effective Date: 12/10/09
0.50% of the portion of the daily net
assets not exceeding $1 billion; 0.45%
of the portion of the daily net assets
exceeding $1 billion but not
exceeding $2 billion; 0.40% of the
portion of the daily net assets
exceeding $2 billion but not
exceeding $3 billion; and 0.35% of
the portion of the daily net assets
exceeding $3 billion.
Small Company Growth Portfolio
Effective Date: 05/01/97
Amendments: 11/01/04,
06/01/05
0.92% of the portion of the daily net
assets not exceeding $1 billion; 0.85%
of the portion of the daily net assets
exceeding $1 billion but not
exceeding $1.5 billion; 0.80% of the
portion of the daily net assets
exceeding $1.5 billion but not
exceeding $2 billion; and 0.75% of
the portion of the daily net assets
exceeding $2 billion.
U.S. Real Estate Portfolio
Effective Date: 05/01/97
Amendments: 11/01/04,
06/01/05
0.80% of the portion of the daily net
assets not exceeding $500 million;
0.75% of the portion of the daily net
assets exceeding $500 million but not
exceeding $1 billion; 0.70% of the
portion of the daily net assets
exceeding $1 billion.



2
15522687.17
15522687.17
Sch. A-1
AMR #120045-v2A
15522687.17